Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post-Effective Amendment No. 136 to Registration Statement No. 002-52322 on Form N-1A of our reports dated June 12, 2014 relating to the financial statements and financial highlights of Fidelity Small Cap Stock Fund and Fidelity Small Cap Discovery Fund, our reports dated June 13, 2014 relating to the financial statements and financial highlights of Fidelity Mid-Cap Stock Fund and Fidelity Large Cap Stock Fund, and our report dated June 16, 2014 relating to the financial statements and financial highlights of Fidelity Series Small Cap Discovery Fund, each a fund of Commonwealth Trust, appearing in the Annual Report on Form N-CSR of Fidelity Commonwealth Trust for the year ended April 30, 2014, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

June 24, 2014